Pricing Supplement No.             c04-0224
Pricing Supplement Dated:          February 24, 2004
Rule 424(b)(3)
File No.                           333-106272

(To Prospectus Supplement Dated September 22, 2003 and
Prospectus Dated June 30, 2003)

$5,000,000,000
Citigroup Global Markets Holdings Inc.
Retail Medium-Term Notes, Series C
Due Nine Months or More From Date of Issue

Trade Date:                        February 24, 2004
Issue Date:                        February 27, 2004
Settlement Date:                   February 27, 2004
Following Business Day Convention

Form of Note:                      Global/Book-Entry Only
Calculation Agent:                 Citibank
Minimum Denominations/Increments:  $1,000

Purchasing Agent: Citigroup, acting as principal

--------------------------------------------------------------
CUSIP:                             17307XCC3
Aggregate Principal Amount:        USD 1,427,000.00
Price to Public:                   100%
Concession:                        1.0000%
Net Proceeds to Issuer:            USD 1,412,730.00
Interest Rate (per annum):         3.2500%
Coupon Type:                       FIXED
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       August 15, 2004
Maturity Date:                     February 15, 2009
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Not Callable





--------------------------------------------------------------
CUSIP:                             17307XCD1
Aggregate Principal Amount:        USD 2,258,000.00
Price to Public:                   100%
Concession:                        1.5000%
Net Proceeds to Issuer:            USD 2,224,130.00
Interest Rate (per annum):         4.6000%
Coupon Type:                       FIXED
Interest Payment Frequency:        Quarterly
First Interest Payment Date:       May 15, 2004
Maturity Date:                     February 15, 2014
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
at the option of Citigroup Global Markets Holdings Inc.,
in whole or in part, on Interest Payment Dates, beginning February 15, 2006, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in
the Prospectus Supplement.
--------------------------------------------------------------
CUSIP:                             17307XCE9
Aggregate Principal Amount:        USD 5,964,000.00
Price to Public:                   100%
Concession:                        2.0000%
Net Proceeds to Issuer:            USD 5,844,720.00
Interest Rate (per annum):         5.1000%
Coupon Type:                       FIXED
Interest Payment Frequency:        Monthly
First Interest Payment Date:       March 15, 2004
Maturity Date:                     February 15, 2019
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
at the option of Citigroup Global Markets Holdings Inc.,
in whole or in part, on Interest Payment Dates, beginning February 15, 2007, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in
the Prospectus Supplement.
--------------------------------------------------------------
CUSIP:                             17307XCF6
Aggregate Principal Amount:        USD 4,995,000.00
Price to Public:                   100%
Concession:                        2.5000%
Net Proceeds to Issuer:            USD 4,870,125.00
Interest Rate (per annum):         5.0000%
Coupon Type:                       STEP-UP
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       August 15, 2004
Maturity Date:                     February 15, 2024
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning February 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

Other Info
Initial coupon: 5.00%; Step-ups: 5.25% on 2/15/09;
6.00% on 2/15/14; 6.50% on 2/15/2019